                                                                  EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT



To the Board of Directors and Stockholders of The Kroll-O'Gara Company
Cincinnati, Ohio

We consent to the incorporation by reference in this Registration Statement of The Kroll-O'Gara Company on Form S-8 of our report dated March 13, 1997 (August 8, 1997 as to Notes 7 and 17 to the financial statements) appearing in the Annual Report on Form 10-K of The Kroll-O'Gara Company for the year ended December 31, 1997.


 /s/ Delloitte & Touche LLP


New York, New York
March 30, 1998